As filed with the Securities and Exchange Commission on June 24, 1994. Registration No. ______________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            _____________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________

                        SOUTHWESTERN BELL CORPORATION

  A DELAWARE CORPORATION                      IRS TAXPAYER NO. 43-1301883

                    175 E. Houston Street, San Antonio, Texas  78205-2233
                             Attn:  Judith Sahm, (210) 821-4105
                                  ____________________

             SOUTHWESTERN BELL CORPORATION STOCK SAVINGS PROGRAM

                              consisting of:
            the Southwestern Bell Corporation Stock Savings Plan,
      the Southwestern Bell Corporation Management Stock Savings Plan,
       and the Southwestern Bell Corporation Stock Based Savings Plan
                            ____________________

  Please send copies of all
  communications to:                        Name, address and telephone number
                                            of agent for service:
  Wayne Wirtz, Esq.                         Judith Sahm
  Southwestern Bell Corporation             Southwestern Bell Corporation
  175 E. Houston Street, 12th Floor         175 E. Houston Street, 11th Floor
  San Antonio, Texas  78205-2233            San Antonio, Texas 78205-2233
                                            (210) 821-4105


                         CALCULATION OF REGISTRATION FEE
TITLE OF       AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
SECURITIES TO  TO BE      OFFERING PRICE   AGGREGATE          REGISTRATION
BE REGISTERED  REGISTERED PER SHARE (1)    OFFERING PRICE (1)  FEE
Common Stock,  7,000,000   $42.5625        $297,937,500.00     $ 102,737.07
$1.00 par value
per share (2)
 Options (3)  4,500,000  (4)                  (4)                (4)
 (1)  The price per share as estimated in accordance with Rule 457(c) and
      (h) for purposes of calculating the registration fee. The fee was computed based on 7,000,000 shares (using the average of the high and low price of the stock as of June 21, 1994).
 (2) Includes rights attached pursuant to Southwestern Bell Corporation's Shareowner Rights Plan.
 (3) Each option entitles the holder to purchase one share of common stock.
 (4) No separate consideration will be received for the issuance of the options.

 Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock and additional options as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.
 Prospectus herein also relates to Registration Statement No. 33-37451 pursuant to Rule 429.




 EXPLANATION


   This Registration Statement is being filed solely to register an additional 7,000,000 shares of common stock and 4,500,000 stock options of Southwestern Bell Corporation to be offered under the Southwestern Bell Corporation Stock Savings Program, consisting of the Southwestern Bell Corporation Stock Savings Plan, the Southwestern Bell Corporation Management Stock Savings Plan, and the Southwestern Bell Corporation Stock Based Savings Plan (the "Program"). The contents of the earlier Registration Statement No. 33-37451 filed on October 26, 1990, are incorporated herein by reference.

                PART II.  SIGNATURES


 THE REGISTRANT:

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on the 24th day of June, 1994.

                               SOUTHWESTERN BELL CORPORATION

                               By:   /s/ Donald E. Kiernan
                                     Donald E. Kiernan
                                     Senior Vice President, Treasurer
                                     and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

 Principal Executive Officer:    Edward E. Whitacre, Jr.,*
                                 Chairman and Chief Executive Officer

 Principal Financial and Accounting Officer:  Donald E. Kiernan,
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer


                                 By:      /s/ Donald E. Kiernan
                                    Donald E. Kiernan, as attorney-in-fact
                                    for Mr. Whitacre, the Directors,and on
                                    his own behalf as Principal Financial
                                    Officer and Principal Accounting
                                    Officer

                                      June 24, 1994

 DIRECTORS:
          Clarence C. Barksdale*
          James E. Barnes*
          Jack S. Blanton*
          August A. Busch, III*
          Ruben R. Cardenas*
          Martin K. Eby, Jr.*
          Tom C. Frost*
          Jess T. Hay*
          Bobby R. Inman*
          Charles F. Knight*
          Sybil C. Mobley*
          Haskell M. Monroe, Jr.*
          Ing. Carlos Slim Helu*
          Patricia P. Upton*
          Edward E. Whitacre, Jr.*
          * By power of attorney



                               EXHIBIT INDEX



 Exhibit Number Description of Exhibits

    5           Validity opinion of William J. Free, Esq.

    24          Consent of Ernst & Young, Independent Auditors

    25          Powers of Attorney